FIRST AMENDMENT TO SUPPLEMENTAL RETIREMENT AGREEMENT
              ----------------------------------------------------


  This shall constitute the First Amendment, made on March 24, 2000, to that Supplemental Retirement Agreement (the "Agreement") made on September 21, 1999 between Loews Corporation (the "Company") and Arthur Rebell (the "Executive").

                              W I T N E S S E T H:

  WHEREAS, the Executive is currently serving as an executive employee of the Company, and the Company and the Executive desire that the Executive's retirement benefits be supplemented on the terms and conditions set forth herein.

  NOW, THEREFORE, the parties agree as follows:

  Paragraph 1(b) of the Agreement shall be amended by adding a sentence at the end thereof which shall read as follows: "The Account shall be credited with a subsequent balance in the amount of $277,000 on December 31, 1999."

  IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the day and year first above written.


                                                LOEWS CORPORATION




                                                By:  /s/ James S. Tisch
                                                   ----------------------




Accepted and Agreed to:



/s/ Arthur L. Rebell
----------------------------
The Executive